NEWSRELEASE

FOR IMMEDIATE RELEASE
May 30, 2007

Contacts:
Analysts Jay Gould Jack Pargeon	(614) 480-4060 (614) 480-3878	Media Jeri Grier-Ball Maureen Brown	(614) 480-5413 (614) 480-4588

HUNTINGTON BANCSHARES INCORPORATED ANNOUNCES VOTE AT
41ST ANNUAL SHAREHOLDERS MEETING

• Approves issuance of Huntington common stock in proposed merger with Sky Financial
Group, Inc.

• Approves all other proposals

COLUMBUS, Ohio — Shareholders of Huntington Bancshares Incorporated (Nasdaq: HBAN) today voted at the 2007 annual meeting of shareholders to approve the issuance of Huntington common stock in connection with the proposed merger of Sky Financial Group, Inc. (Nasdaq: SKYF) with and into Penguin Acquisition, LLC, a wholly owned subsidiary of Huntington. The proposed merger was originally announced on December 20, 2006 and is still subject to other customary closing conditions, including the approval of Sky Financial shareholders at a special meeting of shareholders scheduled to take place on June 4, 2007, and approval by the Federal Reserve Board, the final banking regulatory approval necessary for the merger to be completed.

During the annual meeting, shareholders also elected three directors, ratified the appointment of Deloitte & Touche LLP as independent auditors for 2007, approved the 2007 Stock and Long-Term Incentive Plan and the First Amendment to the Management Incentive Plan and approved the proposed amendment of Huntington’s charter to increase the authorized common stock.

Speaking at the company’s annual meeting, Chairman, President and Chief Executive Officer Thomas E. Hoaglin noted that the proposed merger is expected to result in significant earnings accretion in 2008. It also represents a great geographic fit. According to Hoaglin, the combined company will rank third in Ohio in deposit market share, with the leading position in the Columbus, Toledo, Canton and Youngstown MSAs. It will also have the third highest share in Indianapolis. Customers will gain added convenience with Huntington’s more than 600 banking offices and 1,400 ATMs in Ohio, Michigan, Kentucky, Indiana, West Virginia and Western Pennsylvania.

Re-elected Directors are David P. Lauer, Kathleen H. Ransier and Thomas E. Hoaglin.

About Huntington

Huntington Bancshares Incorporated is a $35 billion regional bank holding company headquartered in Columbus, Ohio. Through its affiliated companies, Huntington has more than 141 years of serving the financial needs of its customers. Huntington provides innovative retail and commercial financial products and services through over 380 regional banking offices in Indiana, Kentucky, Michigan, Ohio, and West Virginia. Huntington also offers retail and commercial financial services online at huntington.com; through its technologically advanced, 24-hour telephone bank; and through its network of nearly 1,000 ATMs. Selected financial service activities are also conducted in other states including: Dealer Sales offices in Arizona, Florida, Georgia, North Carolina, New Jersey, Pennsylvania, South Carolina, and Tennessee; Private Financial and Capital Markets Group offices in Florida; and Mortgage Banking offices in Maryland and New Jersey. International banking services are made available through the headquarters office in Columbus and a limited purpose office located in the Cayman Islands and another located in Hong Kong.

Forward-looking Statement

This document contains certain forward-looking statements, including certain plans, expectations, goals, and projections, and including statements about the benefits of the merger between Huntington and Sky Financial, which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: the businesses of Huntington and Sky Financial may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the merger may not be fully realized within the expected timeframes; disruption from the merger may make it more difficult to maintain relationships with clients, associates, or suppliers; the required governmental approvals of the merger may not be obtained on the proposed terms and schedule; Huntington and/or Sky Financial’s stockholders may not approve the merger; changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure; and other factors described in Huntington’s 2006 Annual Report on Form 10-K, Sky Financial’s 2006 Annual Report on Form 10-K, and documents subsequently filed by Huntington and Sky Financial with the Securities and Exchange Commission. All forward-looking statements included in this news release are based on information available at the time of the release. Neither Huntington nor Sky Financial assumes any obligation to update any forward-looking statement.

Additional Information About the Huntington and Sky Financial Group Merger and Where to Find It

In connection with the proposed merger of Huntington Bancshares Incorporated and Sky Financial Group, Huntington and Sky Financial will be filing relevant documents concerning the transaction with the Securities and Exchange Commission. On April 19, 2007, Huntington filed Amendment No. 2 to the registration statement on Form S-4 with the Securities and Exchange Commission, which includes the final proxy statement/prospectus. Stockholders are able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Huntington and Sky Financial, at the Securities and Exchange Commission’s internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the Securities and Exchange Commission that are incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Huntington, Huntington Center, 41 South High Street, Columbus, Ohio 43287, Attention: Investor Relations, 614-480-4060, or Sky Financial, 221 South Church Street, Bowling Green, Ohio, 43402. The final proxy statement/prospectus has been mailed to stockholders of Huntington and Sky Financial.

Stockholders are urged to read the proxy statement/prospectus, and other relevant documents filed with the Securities and Exchange Commission regarding the proposed transaction when they become available, because they will contain important information.

The directors and executive officers of Huntington and Sky Financial and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Huntington’s directors and executive officers is available in its proxy statement included in the registration statement filed with the SEC by Huntington on April 19, 2007. Information regarding Sky Financial’s directors and executive officers is available in its proxy statement filed with the SEC by Sky Financial on February 23, 2006. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

###